EXHIBIT NO. 5.1

             Opinion of Buchanan Ingersoll Professional Corporation

                                November 19, 1999


Board of Directors
VDC Communications, Inc.
75 Holly Hill Lane
Greenwich, Connecticut  06830

Gentlemen:

         We have acted as counsel to VDC Communications, Inc, a Delaware corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 5,000,000 shares of the Corporation's common stock (the "Common Stock"), pursuant to the terms of the VDC Communications, Inc. 1998 Stock Incentive Plan, as Amended (the "Plan").

         In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the Common Stock, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based  on  the  foregoing,   we  are  of  the  opinion  that  when  the
Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        BUCHANAN INGERSOLL
                                                        PROFESSIONAL CORPORATION

                                                        By:/s/ James J. Barnes
                                                           ---------------------
                                                               James J. Barnes